UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
————
SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[X] Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

MOBIVITY HOLDINGS CORP.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: _____________________

(2)	Aggregate number of securities to which transaction applies: _____________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  _____________________

(4)	Proposed maximum aggregate value of transaction: _____________________

(5)	Total fee paid: _____________________

[ ] Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _____________________

(2)	Form, Schedule or Registration Statement No.: _____________________

(3)	Filing Party: _____________________

(4)	Date Filed: _____________________

MOBIVITY HOLDINGS CORP.
58 West Buffalo St, Suite 200
Chandler, Arizona  85225
(866) 622-4261

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Mobivity Holdings Corp. (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and Section 78.320 of the Nevada Revised Statutes (the “NRS”) in connection with the approval of the actions described below (the “Actions”) taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock:

1.
The amendment of the Company’s Articles of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock at a specific ratio within a range from 1-for-5 to 1-for-10 as the Board of Directors shall determine; and

2.	The amendment of the Company’s Articles of Incorporation to decrease the number of authorized shares of Common Stock from 150,000,000 to 50,000,000.

The purpose of this Information Statement is to notify our stockholders that on August 15, 2013 the owners of approximately 52.8% of our issued and outstanding shares of Common Stock executed a written consent approving the Actions.  In accordance with Rule 14c-2 promulgated under the Exchange Act, the Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Actions under Nevada law and, as a result, no further action by any other stockholder is required to approve the Actions and we have not and will not be soliciting your approval of the Actions.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about October 16, 2013.  This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors, /s/ Dennis Becker Chief Executive Officer

-i-

-ii-

MOBIVITY HOLDINGS CORP.
58 West Buffalo St, Suite 200
Chandler, Arizona  85225
(866) 622-4261
__________________________________

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders

__________________________________

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Mobivity Holdings Corp. in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement.  In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to Mobivity Holdings Corp.  We are mailing this Information Statement to our stockholders of record on or October 16, 2013.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Actions by Majority Stockholders

On August 9, 2013, in accordance with Section 78.315 of the Nevada Revised Statutes, as amended (the “NRS”), the Board of Directors (the “Board”) of the Company unanimously adopted resolutions approving the following actions (the “Actions”):

•
Action One:  The amendment of our Articles of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock at a specific ratio within a range from 1-for-5 to 1-for-10 as the Board of Directors shall determine (the “Reverse Stock Split”).

•
Action Two:  The amendment of our articles of incorporation (the “Articles of Incorporation”) to decrease the number of authorized shares of Common Stock from 150,000,000 to 50,000,000 (the “Authorized Capital Decrease”).

As of the close of business on August 15, 2013, we had 97,475,447 shares of Common Stock outstanding and entitled to vote on the Actions.  Each share of outstanding Common Stock is entitled to one vote.

On August 15, 2013, pursuant to Section 78.320 of the NRS and Article I, Section 7 of our Bylaws, we received written consents approving the Actions from stockholders holding an aggregate of 51,447,127 shares of our Common Stock representing 52.8% of our outstanding shares of Common Stock (the “Majority Stockholders”).  Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

Dissenters’ Rights of Appraisal

Stockholders who did not consent to the Actions are not entitled to assert dissenters’ or appraisal rights under the NRS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of August 7, 2013 for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares:  (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days.  Unless otherwise indicated, the address of each shareholder is c/o Mobivity Holdings Corp., 58 West Buffalo St, Suite 200, Chandler, AZ 85225.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of this Information Statement.  For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of this Information Statement is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.  The beneficial ownership of each person was calculated based on 97,338,482 shares of our Common Stock outstanding as of August 7, 2013.

Name of Beneficial Owner	Number of Shares	Percentage
CommerceTel Canada Corporation	7,267,972	7.5%
1 First Canadian Place
100 King Street West
Toronto, ON M5X 1B2
Front Door Insights, LLC	7,000,000	7.2%
22 Oneida Trail
Malvern, OH 44644
Jeffrey Porter(1)	13,180,953	13.5%
300 Drakes Landing Road, Suite 175
Greenbrae, CA 94941
Cornelis F. Wit	5,804,976	6.0%
2101 West Commercial Blvd., Suite 3500
Fort Lauderdale, FL 33309
ACT Capital Management, LLLP(2)	10,064,576	10.3%
2 Radnor Corporate Center, Suite 111
Radnor, PA 19087
John S. Lemak(3)	6,823,500	7.0%
2828 Routh Street, Suite 500
Dallas, Texas 75201
Dennis Becker (4)	8,186,845	8.3%
Timothy Schatz(5)	277,085	*
Michael K. Bynum(6)	2,120,022	2.1%
David Jaques(7)	58,332	*
Peter Brodsky(8)	750,000	*
Doug Schneider(9)	214,369	*
John Harris(10)	208,332	*
Tom Tolbert(11)	8,738,858	9.0%
Geri Suster(12)	17,215	*
Jeff Hasen	-0-	*
Executive Officers and Directors as a Group (ten persons)	20,571,058	21.1%
* Denotes less than 1%

(1)
Includes 8,948,169 shares owned by Porter Partners, LP, 1,026,233 shares owned by Ben Joseph Partners, 1,456,551 shares owned by EDJ Limited, and 1,750,000 shares owned by Porter Family Living Trust dtd 9/5/2006. Jeffrey Porter, as the General Partner of Porter Capital Management Co., which is the managing general partner of Porter Partners, LP, has voting and dispositive power over the securities. Jeffrey Porter, as the General Partner of Porter Capital Management Co., which is the managing general partner of Ben Joseph Partners, has voting and dispositive power over the securities. Jeffrey Porter, as the General Partner of Porter Capital Management Co., which is the trading advisor of EDJ Limited, has voting and dispositive power over the securities. Jeffrey Porter, as trustee of the Porter Family Living Trust dtd 9/5/2006, has voting and dispositive power over the securities.

(2)
ACT Capital Management, LLLP is the beneficial owner of 6,750,000 shares of common stock and 3,314,576 shares of the Company’s common stock issuable upon exercise of warrants to purchase shares of the Company’s common stock to the extent that after giving effect to such exercise, the holder of the warrant would not beneficially own in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such exercise. The holder of the warrant may remove such limitation on exercise of the warrant by providing 60 days prior written notice to the Company. Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP. Investment decisions made on behalf of ACT Capital Management, LLLP are made primarily by its General Partners.

(3)
Includes 140,000 shares owned by Sandor Capital, 2,981,881 shares owned by Sandor Capital Master Fund, 701,619 shares owned by John S. Lemak IRA Rollover, 2,500,000 shares owned by Mobivity Partners and 500,000 shares owned by JSL Kids Partners. Mr. Lemak has voting and dispositive power over the securities and may be deemed to be the beneficial owner of such securities.

(4)
Includes 7,267,972 shares owned by CommerceTel Canada Corporation (“CTel Canada”) of which Mr. Becker may be deemed to be the beneficial owner in his capacity as a former President and Chief Executive Officer of that entity. Mr. Becker disclaims beneficial ownership in the shares owned by CTel Canada in excess of his proportional ownership of CTel Canada. Also includes 560,142 shares underlying options that are exercisable as of July 31, 2013.

(5)	Includes 100,603 shares underlying options that are exercisable as of July 31, 2013.
(6)
Includes 1,738,858 shares underlying options that are exercisable as of July 31, 2013, and 381,164 shares owned by The Michael and Valerie Bynum Living Trust, of which Mr. Bynum is trustee.  Does not include 60,000 shares purchased by Mr. Bynum subsequent to August 7th, 2013.

(7)	Includes 58,332 shares underlying options that are exercisable as of July 31, 2013.
(8)	Includes 750,000 shares owned by Brodsky Family Trust of which Mr. Brodsky may be deemed to be the beneficial owner in his capacity as trustee of that entity.

(9)	Includes 66,666 shares underlying options that are exercisable as of July 31, 2013, and 147,703 shares owned by DPS Family Partnership, of which Mr. Schneider is trustee.

(10)	Includes 83,332 shares underlying options that are exercisable as of July 31, 2013.

(11)
Includes 7,000,000 shares owned by Front Door Insights, LLC of which Mr. Tolbert may be deemed to be the beneficial owner in his capacity as member of that entity. Also includes 1,738,858 shares underlying options that are exercisable as of July 31, 2013.

(12)	Includes 17,215 shares underlying options that are exercisable as of July 31, 2013.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the Actions, other than his or her role as an officer or director of the Company.

ACTION ONE – AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

On August 9, 2013, the Board adopted resolutions authorizing an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock at a specific ratio within a range from 1-for-5 to 1-for-10 as the Board shall determine (the “Reverse Stock Split”).

On August 15, 2013, pursuant to Section 78.320 of the NRS, we received written consents from the Majority Stockholders approving the amendment to the Articles of Incorporation to effect the Reverse Stock Split at a ratio as determined by the Board within the foregoing parameters.

Reasons for the Reverse Stock Split

The Reverse Stock Split is intended to increase the per share stock price of our Common Stock.  As of August 9, 2013, the last reported closing price of the Common Stock was $1.36 per share.  The Board believes that if we are successful in maintaining a higher price per share of our Common Stock, we will be able to generate greater interest among investors and institutions.  If we are successful in generating such interest, we anticipate that our Common Stock would have greater liquidity and a stronger investor base.  Our Board also believes that a higher stock price is necessary in order for our Common Stock to qualify for a listing on a national stock exchange or the NASDAQ Stock Market.

The Company cannot assure you that it will be successful in generating greater interest among investors and institutions or that the Common Stock will qualify for a listing on a national stock exchange or the NASDAQ Stock Market.  Stockholders should also note that if the Company elects to implement a Reverse Stock Split, there is no assurance that prices for shares of the Common Stock after the Reverse Stock Split will increase proportionally to the exchange ratio of the Reverse Stock Split (or at all).  Other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock.  The Company cannot guarantee to stockholders that the price of its shares will reach or sustain any price level in the future, and it is possible the Reverse Stock Split will have no lasting impact on its share price.  Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.  Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results.

The Board may determine in its discretion the exchange ratio for the Reverse Stock Split, provided that such exchange ratio is from of 1-for-5 to 1-for-10, whereby one post-Reverse Stock Split share of Common Stock (the “New Shares”) is exchanged for up to ten pre-Reverse Stock Split shares of Common Stock (the “Old Shares”).  In determining the range of Reverse Stock Split ratios, the Board considered numerous factors, including:

•	the historical and projected performance of the Common Stock and volume level before and after the Reverse Stock Split;

•	the prevailing trading price for the Common Stock and the volume level thereof;

•	potential devaluation of our market capitalization as a result of the Reverse Stock Split;

•	prevailing market conditions and general economic and other related conditions prevailing in our industry and in the marketplace generally; and

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in the Common Stock.

        In evaluating the Reverse Stock Split, the Board also took into consideration negative factors associated with reverse stock splits in general.  These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels.  The Board, however, determined that these negative factors were outweighed by the potential benefits.

Effects of the Reverse Stock Split

At the Effective Time (as defined below), each lot of up to ten Old Shares, as determined by the Board, issued and outstanding immediately prior to the Effective Time will, automatically and without any further action on the part of our stockholders, be combined into and become one New Share, subject to the treatment for fractional shares described below, and each certificate which, immediately prior to the Effective Time, represented Old Shares will be deemed, for all corporate purposes, to evidence ownership of New Shares.  STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

The Reverse Stock Split will be effected simultaneously for all our then-existing Old Shares and the exchange ratio will be the same for all of our shares of outstanding Common Stock.  The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, subject to the treatment for fractional shares described below.  See “Fractional Shares” below.  The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable.  All New Shares will have the same par value, voting rights and other rights as Old Shares.  Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock.  The following table provides the effects of the Reverse Stock Split based on the ratios in the specified range and is based on 97,811,977 shares of Common Stock outstanding as of October 1, 2013.

Proposed Reverse Stock Split	Percentage Reduction in the Outstanding Shares of Common Stock	Common Stock Outstanding after the Reverse Stock Split	Common Stock Available for Issuance after the Reverse Stock Split and Decrease in Authorized Common Stock
1 for 5	80.0%	19,562,395	30,437,605
1 for 6	83.3%	16,334,600	33,665,400
1 for 7	85.7%	13,987,113	36,012,887
1 for 8	87.5%	12,226,497	37,773,503
1 for 9	88.9%	10,857,129	39,142,871
1 for 10	90.0%	9,781,198	40,218,802

A new CUSIP number will also be assigned to the Common Stock following the Reverse Stock Split.

Commencing at the Effective Time, all outstanding options, warrants and other convertible securities entitling holders thereof to purchase shares of Common Stock would entitle such holders to receive, upon exercise of their securities, a fraction (depending on the actual exchange ratio of the Reverse Stock Split) of the number of shares of Common Stock which such holders may purchase upon exercise or conversion of their securities.  In addition, commencing at the Effective Time, the exercise or conversion price of all outstanding options, warrants and other convertible securities of the Company would be increased proportionally, based on the actual exchange ratio of the Reverse Stock Split.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to receive a fractional share of Common Stock.  In lieu of issuing fractional shares, the Company would round up to one whole share of Common Stock in the event a stockholder would be entitled to receive a fractional share of Common Stock.

Effect on Voting Rights of, and Dividends on, Common Stock

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split.  The percentage of outstanding shares owned by each stockholder prior to the Reverse Stock Split, if implemented, will remain the same, except for adjustment as a consequence of rounding up of any fractional shares created by the Reverse Stock Split.  See “Fractional Shares” above.

We have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends.  Therefore, we do not believe that the Reverse Stock Split would have any effect with respect to future distributions, if any, to our stockholders.

Effect on Liquidity

The decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects do not occur.  See “Purposes of the Reverse Stock Split” above.  If implemented, the Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock on a post-split basis.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in “even lots” of even multiples of 100 shares.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences.  This summary addresses only those stockholders who hold their Old Shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the New Shares as capital assets.  This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders.  The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.  Tax consequences under state, local, foreign, and other laws are not addressed herein.  Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

The Reverse Stock Split will qualify as a recapitalization for U.S. federal income tax purposes.  As a result:

•	Stockholders should not recognize any gain or loss as a result of the Reverse Stock Split.

•	The aggregate basis of a stockholder’s pre-Reverse Stock Split shares will become the aggregate basis of the shares held by such stockholder immediately after the Reverse Stock Split.

•	The holding period of the shares owned immediately after the Reverse Stock Split will include the stockholder’s holding period before the Reverse Stock Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties.  It was written solely in connection with the proposed Reverse Stock Split of our Common Stock.

Effective Date of the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada or at such later time as indicated in such amendment (the “Effective Time”), but in no event prior to the end of the 20-day period following the date on which this Information Statement is mailed first to our stockholders.  We intend to file the Certificate of Amendment to our Articles of Incorporation in the form attached hereto as Annex I with the Secretary of State of the State of Nevada promptly after the 20-day period following the date on which this Information Statement is first mailed to our stockholders.  However, the exact timing of the filing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders, and the Board.  In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment, the Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders.

ACTION TWO – AMENDMENT OF THE ARTICLES OF INCORPORATION TO DECREASE THE AUTHORIZED NUMBER OF COMMON STOCK

On August 9, 2013, the Board adopted resolutions authorizing an amendment of the Company’s Articles of Incorporation to decrease the authorized number of shares from 150,000,000 to 50,000,000 (the “Authorized Capital Decrease”).

On August 15, 2013, pursuant to Section 78.320 of the NRS, we received written consents approving the Authorized Capital Decrease from the Majority Stockholders.

Reasons for the Authorized Capital Decrease

In the discussion that follows, note that the figures regarding the number of outstanding shares and other securities are numbers before taking into account of the Reverse Stock Split.  As of the close of business on August 7, 2013, there were 97,338,482 shares of Common Stock issued and outstanding.  In addition, as of the close of business on August 7, 2013, there were (i) 30,885,007 shares of Common Stock issuable upon exercise of outstanding warrants, and (ii) 34,907,130 shares of Common Stock issuable upon exercise of outstanding options.  The Company’s Articles of Incorporation currently authorizes the issuance of up to 150,000,000 shares of Common Stock, par value $0.001 per share.

The proposed Reverse Stock Split discussed in Action One above would have the effect of increasing the number of shares of Common Stock remaining available for issuance.  The effective increase in authorized shares of Common Stock resulting from the proposed Reverse Stock Split would create a reserve of authorized but unissued stock that is significantly more than what is necessary to account for the issued and outstanding shares of the Company's Common Stock, shares issuable pursuant to outstanding derivative securities and future issuances for various corporate purposes, as summarized above.  Accordingly, the Board determined that it is in the best interests of the Company to decrease the authorized number of shares from 150,000,000 to 50,000,000.  In such determination, the Board considered the effect of the proposed Reverse Stock Split on its outstanding securities and the level of availability of authorized but unissued shares it deems necessary for the Company allow the Company to accommodate the following additional issuances:

•	issue up to 30,885,007 shares of Common Stock upon exercise of the above described outstanding warrants;

•	issue up to 34,907,130 shares of Common Stock upon exercise of the above described options; and

•
issue additional shares of Common Stock for any proper corporate purposes, including but not limited to, public or private financings, stock splits, stock dividends, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures and other business combinations, as well as for other general corporate transactions.

Other than as described above, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock resulting from the proposed increase in the number of authorized shares of Common Stock. The additional shares of Common Stock will be available for issuance from time to time as determined by the Board of Directors.

Effect of the Authorized Capital Decrease

If we issue additional shares of Common Stock (or securities convertible into, or exercisable or exchangeable for, shares of Common Stock) as described above, this could have the effect of diluting existing stockholders’ ownership.  Further, depending upon the price at which shares might be issued, this may have the effect of depressing the price of shares of our Common Stock or diluting the book value of Common Stock per share or earnings per share.  Additional issuances could also reduce the per share amounts available upon our liquidation, if that should occur.  While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend nor does it view the increase in authorized shares as an antitakeover measure, nor are we aware of any proposed or contemplated transaction of this type.

The additional authorized shares of Common Stock when issued will have the identical powers, preferences, and rights as the shares now issued and outstanding, including the right to cast one vote per share and to receive dividends, if any.

Effective Date of the Authorized Capital Decrease

The Authorized Capital Decrease will become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada or at such later time as indicated in such amendment.  We intend to file the Certificate of Amendment to our Articles of Incorporation in the form attached hereto as Annex I with the Secretary of State of the State of Nevada promptly after the 20-day period following the date on which this Information Statement is first mailed to our stockholders.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC.  You may obtain such SEC filings from the SEC’s website at http://www.sec.gov.  You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.  You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 58 West Buffalo St, Suite 200, Chandler, Arizona 85225, attention: Chief Financial Officer.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices.  Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors, /s/ Dennis Becker Chief Executive Officer

Annex I

Certificate of Amendment

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Mobivity Holdings Corp.

2.  The articles have been amended as follows: (provide article numbers, if available)

Article 3 is hereby amended and restated by the following:

“This corporation shall have the authority to issue an aggregate of 50,000,000 shares of common stock, par value $0.001 per share (hereinafter “Common Stock”).

Effective at the date this Certificate of Amendment is filed with the Secretary of State of the State of Nevada (the "Effective Date"), each [   ] shares of Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall be recombined, reclassified and changed into one (1) share of the corporation's Common Stock, par value $0.001 per share (the "New Common Stock"), with any fractional interest rounded up to the nearest whole share. Each holder of a certificate or certificates that, immediately prior to the Effective Date, represented outstanding shares of Old Common Stock ("Old Certificate") shall be entitled to receive, upon surrender of such Old Certificate to the corporation's transfer agent for cancellation, a certificate representing the number of whole shares of the New Common Stock, calculated in the manner set forth hereinabove.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4.  Effective date of filing: (optional) ____________________________________________
                                                                                            (must not be later than 90 days after the certificate is filed)
5. Signature: (required)
X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 3-6-09